    CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the
Prospectus and "Independent Registered Public Accounting Firm" ,"Ongoing Arrangements to
Disclose Portfolio Holdings" and "Financial Statements" in the Statement of Additional
Information, and to the use of our report dated August 24, 2009 with respect to E.I.I. Realty
Securities Trust (comprising E.I.I. Global Property Fund, E.I.I. International Property Fund and
E.I.I. Realty Securities Fund), which is incorporated by reference in this Registration Statement on Form N-1A (Nos. 333-45959 and 811-08649) of E.I.I. Realty Securities Trust.

                                                         /s/ERNST & YOUNG LLP

New York, New York
October 29, 2009